CONSENT OF M3 ENGINEERING & TECHNOLOGY CORPORATION

To:    United States Securities and Exchange Commission

To:    Pan American Silver Corp.

Re:    Expert Consent for Annual Report on Form 40-F

A technical report entitled “Escobal Mine Guatemala: NI 43-101 Feasibility Study, Southeastern Guatemala” dated effective November 5, 2014 (the “Technical Report”) was prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects by M3 Engineering & Technology Corporation and filed with applicable securities regulatory authorities.

The undersigned does hereby consent to the inclusion of the written disclosure of the Technical Report and the extracts from, or summary of, or references to the Technical Report and other scientific and technical information attributed to the undersigned (the “Technical Information”) by Pan American Silver Corp. (the “Corporation”) in the annual information form of the Corporation, dated February 18, 2026 (the “AIF”) and in the Annual Report on Form 40-F of the Corporation, dated February 18, 2026 (the “40-F”). The undersigned does also hereby consent to the reference to M3 Engineering & Technology Corporation in the AIF and the 40-F.

The undersigned consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-180494, 333-180495, 333-206162 and 333-229795) of the references to my name and M3 Engineering & Technology Corporation and the above-mentioned information in the AIF and 40-F.

The undersigned does hereby confirm that I have read the AIF and the 40-F and have no reason to believe that there are any misrepresentations in the information contained in the AIF or the 40-F that are (a) derived from the Technical Report or the Technical Information; or (b) within my knowledge as a result of the services performed in connection with the Technical Report or the Technical Information.

Dated this 18 day of February, 2026.

M3 Engineering & Technology Corporation

By: _"Alberto Bennet"_______________
Name: Alberto Bennett, P. Eng.
Title: President